SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549



                                 FORM 8-K



                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



                       Commission file Number 1-7276



      Date of Report (Date of earliest event reported) March 24, 1998

                            EXOLON-ESK COMPANY
          (Exact name of registrant as specified in its charter)



      DELAWARE                                   16-0427000
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)



              1000 EAST NIAGARA STREET, TONAWANDA, NY  14150
_____________________________________________________________________
        (Address of principal executive offices)       (Zip Code)



(Registrant's telephone number, including area code) (716) 693-4550



                              NOT APPLICABLE
          ______________________________________________________
           (Former name, former address and former fiscal year,
                       if changed since last report)

                                Page 1 of 3









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Item 5.   Other Events

          On March 24, 1998, Exolon-ESK Company (the "Company") issued the attached press release with respect to its letter of intent with Elektroschmelzwerk Kempten GmbH ("ESK") to purchase all of the European Silicon Carbide assets of ESK. In a separate agreement, as noted in the attached press release, several large shareholders of Exolon and their affiliates will purchase the 50% of the Company currently owned by ESK.


Item 7.   (c)  Exhibits

               (99) Text of press release dated March 24, 1998.














































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                                SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                              EXOLON-ESK


Date:  March 25, 1998         By/s/ Robert Rieger
                                    Robert Rieger
                                    President and
                                    Chief Executive Officer

                                                                 Exhibit 99
                               PRESS RELEASE

Tonawanda, New York and Munich, Germany                      March 24, 1998

     The Boards of Directors of Exolon-ESK Company and Elektroschmelzwerk Kempten GmbH ("ESK") announce the signing of a letter of intent for Exolon-ESK to purchase the European Silicon Carbide assets of ESK.

     These assets include furnacing operations in Delfzijl, Netherlands, finished grain processing in Grefrath, Germany and certain specialized product technology in Kempten, Germany.

     In a separate transaction with a simultaneous closing, several large shareholders of Exolon and their affiliates will purchase the 50% of Exolon-ESK Company currently owned by ESK.

     Exolon-ESK is the only remaining domestic producer of Silicon Carbide, a strategic material used in abrasive, refractory, metallurgical, electronics and other advanced technology applications. The purchase of ESK's European operations demonstrates a strong commitment by Exolon-ESK to compete globally while providing customers with a stable supply of high quality material. In addition, certain product lines being acquired will serve to diversify and expand the range of value-added offerings by the company.

     This acquisition will result in a doubling of Exolon-ESK's sales to the $150 million per year range, with a total employment of approximately 650 persons. The acquired plants in Germany and the Netherlands will complement the existing operations in Hennepin, Illinois; Thorold, Ontario Canada; and Tonawanda, New York. Exolon-ESK also holds 50% ownership of a Norwegian producer of Silicon Carbide, Orkla Exolon A/S.

     It is anticipated the required due diligence will commence immediately, and a closing of the transaction is presently contemplated for mid-September, 1998. Further details concerning the transaction will be announced at a later date.

For further information, please contact:
                               Robert Rieger
                              President & CEO
                                Exolon-ESK
                               716-693-4550

                             Dr. Hans Herrmann
                       Speaker of the Managing Board
                      Elektroschmelzwerk Kempten GmbH
                           011-49-89-62-79-4282











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